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                                                                 EXHIBIT 10.23
                                  AMENDMENT


                                   to the

                   THE AMETEK SAVINGS AND INVESTMENT PLAN
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                               Amendment No. 1
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          WHEREAS, there was adopted and made effective as of October 1, 1984,
The AMETEK Savings and Investment Plan (the "Plan"); and

          WHEREAS, the Plan was amended and restated in its entirety, effective October 1, 1992; and

          WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

          WHEREAS, AMETEK now desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          FIRST: Section 1.14 of the Plan is hereby amended to read, in its
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   entirety, as follows:

          "1.14.  'Compensation' shall mean an Employee's fixed salary, base
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     pay, commissions, bonuses and overtime paid or made available to the
     Employee during the Plan Year in consideration for his personal services actually rendered to the Employer, unreduced by any amounts contributed to the Plan on behalf of a Participant pursuant to the Participant's Deferral Election under Section 4.1 hereof. Compensation shall not include merit awards, gifts, loans, fees, insurance and pension benefits, severance benefits (paid in any form), stock or stock options, stock appreciation rights, or lump sum severance benefits. Notwithstanding the preceding, Compensation shall not include any amounts in excess of $200,000, as adjusted for years beginning after December 31, 1988 by the Adjustment Factor. In determining the "Compensation" of an Employee for purposes of this limitation, the aggregation rules of Section 414(q)(6) of the Code shall apply to any Employee who is a member of a family of a Highly Compensated Employee in the group
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     consisting of the 10 employees paid the highest compensation.  However, in applying these rules the term "family" shall include only the spouse of the Employee and any living descendants of the Employee who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation."

          SECOND:   A new Appendix VIII is hereby added to the Plan, to read in
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its entirety as follows:

                               "APPENDIX VIII
                   SPECIAL PROVISIONS RELATING TO CERTAIN
                EMPLOYEES OF AMETEK AEROSPACE PRODUCTS, INC.
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          1.  The provisions of this Appendix VIII shall apply to each employee of AMETEK Aerospace Products, Inc. ("AMETEK Aerospace"), who (i) was an employee of Revere Aerospace, Inc. (the "Predecessor Employer") immediately prior to the acquisition by the Company of certain assets of the Predecessor Employer and (ii) transferred employment to AMETEK Aerospace in connection with the purchase of certain assets of Revere, within a reasonable period of time after the acquisition. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix VIII.

          2. Each Covered Employee who has attained age 21 shall be eligible to participate in the Plan, effective August 1, 1993, in accordance with, and subject to, all of the terms, conditions and provisions of the Plan.

          3. Any Covered Employee who has attained age 21 and who directly transfers employment to AMETEK Aerospace after August 1, 1993, but prior to December 31, 1993, shall be eligible to participate in the Savings Plan as of the first day of the month following completion of 30 days employment with AMETEK Aerospace.

          4. Any Covered Employee not referred to in Section 2 or 3 of this Appendix VIII shall be eligible to participate in the Plan on the January 1st coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article III of the Plan.

          5. For purposes of determining any Covered Employee's nonforfeitable right to his Employer Contribution Account pursuant to Section 6.1 of the Plan, the Years of Service of such Covered Employee shall be

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     deemed to have commenced on the first day of the most recent period of continuous service with Predecessor Employer.

          6. Defined terms used in this Appendix VIII shall have the same meaning as the identical defined terms as used in The AMETEK, Inc. Savings and Investment Plan."


          THIRD:  The provisions of this Amendment No. 1 shall be effective as
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of August 1, 1993.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 28th day of July, 1993.

                                 AMETEK, Inc.

                                 By: /s/ Robert W. Yannarell
                                    ---------------------------

Attest:


  /s/ Dorothy M. Misetic
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(Seal)

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